Exhibit 99.1

Kohl's Names Arianne Parisi Chief Customer Officer

MENOMONEE FALLS, Wis., August 25, 2026 - Kohl's (NYSE: KSS) today announced that Arianne Parisi has been named Kohl's Chief Customer Officer, reporting to CEO Michael J. Bender. In this newly created role, Parisi will be responsible for enhancing the omnichannel customer experience across marketing, brand and creative, loyalty, personalization, media, and digital commerce, including Kohls.com and the Kohl's App. She will focus on strengthening the full customer lifecycle, modernizing the omnichannel experience, and connecting Kohl's brand promise more directly to how customers discover, shop, engage, and return. Parisi has more than 20 years of retail experience and has been Kohl's Chief Digital Officer since 2025.

"As we continue to drive the business forward in service of our customers, I am excited for Arianne to take on the new role of Chief Customer Officer," said Bender. "Bringing marketing and digital together under one leader will help foster a greater focus on the full customer lifecycle and how Kohl's shows up across customer touchpoints. Arianne always starts with the customer - making sure that how we position ourselves as a brand and how we execute as a business both deliver on our customer promise. She has an excellent ability to work collaboratively with a variety of functions across the business to accomplish shared goals. She has shown agility in anticipating evolving customer expectations and translating them into action, an approach that will help Kohl's build for the future."

"Kohl's plays a meaningful role in customers' lives, serving families with value, convenience, trusted brands, and inspiration across so many moments that matter," said Parisi. "As customer expectations continue to evolve, we have an opportunity to bring our brand, digital experience, loyalty, and marketing together in a more connected way. I'm thrilled to support our talented team of associates as we bring our brand vision to life."

Prior to joining Kohl’s in 2025, Parisi served as global chief digital officer at JD Sports Fashion, a global omnichannel retailer of sports fashion and outdoor brands. Parisi also held progressive digital leadership roles at The Finish Line and Nordstrom, as well as merchandising roles at The Sports Authority.

Christie Raymond, Kohl's Chief Marketing Officer, will be leaving in September.

"I want to thank Christie for her nine years of service at Kohl's and congratulate her on her esteemed career," said Bender. "We appreciate the impact she's made on our business, both in enhancing our customer insights and strategy, and in identifying and advancing new opportunities. She's led with wisdom and heart, and we wish her all the best in her next chapter."

Cautionary Statement Regarding Forward-Looking Information

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The Company intends forward-looking terminology such as “will,” “believes,” “expects,” “may,” “should,” “could,” “intends,” “anticipates,” “estimates,” “plans,” or similar expressions to identify forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding executive leadership transitions, organizational realignments, and the Company’s strategic direction. Forward-looking statements are based on management’s then-current views and assumptions and, as a result, are subject to certain risks and uncertainties that could cause the Company’s actual results to differ materially from those projected. These risks and uncertainties include, but are not limited to, risks described more fully in Item 1A in the Company’s Annual Report on Form 10-K, in subsequent Quarterly Reports on Form 10-Q, and in other filings with the SEC, which are expressly incorporated herein by reference. Forward-looking statements relate only to the date initially made, and the Company undertakes no obligation to update them.

About Kohl’s
Kohl’s (NYSE: KSS) is a leading omnichannel retailer built on a foundation that combines great brands, incredible value and convenience for our customers. Kohl’s is uniquely positioned to deliver against its long-term strategy and its purpose to take care of families’ realest moments. Kohl's serves millions of families in its more than 1,100 stores in 49 states, online at Kohls.com, and through the Kohl's App. With a large national footprint, Kohl’s is committed to making a positive impact in the communities it serves. For a list of store locations or to shop online, visit Kohls.com. For more information about Kohl’s impact in the community or how to join our winning team, visit Corporate.Kohls.com.

Contacts

Jen Johnson, (262) 703-5241, jen.johnson@kohls.com